Exhibit 10.6

COLLATERAL ADMINISTRATION AGREEMENT

This COLLATERAL ADMINISTRATION AGREEMENT, dated as of July 7, 2006 (the “Agreement”) is entered into by and among ARCC COMMERCIAL LOAN TRUST 2006, a statutory trust created and existing under the laws of the State of Delaware, as the issuer (together with its successors and assigns, the “Issuer”), ARES CAPITAL CORPORATION, a Maryland corporation, as the servicer (together with its successors and assigns, the “Servicer”), and U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), acting as collateral administrator under and for purposes of this Agreement (in such capacity, and together with any successor Collateral Administrator hereunder, the “Collateral Administrator”).

WITNESSETH:

WHEREAS, the Issuer will issue U.S.$75,000,000 Class A-1A Floating Rate Notes (the “Class A-1A Notes”), U.S.$50,000,000 Class A-1A VFN Revolving Floating Rate Notes (the “Class A-1A VFN Notes”), U.S.$14,000,000 Class A-1B Floating Rate Notes (the “Class A-1B Notes” and, together with the Class A-1A Notes and the Class A-1A VFN Notes, the “Class A-1 Notes”), U.S.$75,000,000 Class A-2A Floating Rate Notes (the “Class A-2A Notes”), U.S. $33,000,000 Class A-2B Floating Rates Notes (the “Class A-2B Notes” and, together with the Class A-2A Notes, the “Class A-2 Notes” and, the Class A-2 Notes together with the Class A-1 Notes, the “Class A Notes”), U.S.$23,000,000 Class B Floating Rate Deferrable Interest Notes (the “Class B Notes”), U.S.$44,000,000 Class C Floating Rate Deferrable Interest Notes (the “Class C Notes” and, together with the Class A Notes and the Class B Notes, the “Offered Notes”), U.S.$32,000,000 Class D Floating Rate Deferrable Interest Notes (the “Class D Notes”) and the U.S.$54,000,000 Class E Principal Only Notes (the “Class E Notes” and, together with the Offered Notes and the Class D Notes, the “Notes”);

WHEREAS, the Servicer, the Issuer, ARCC CLO 2006 LLC, as the trust depositor, U.S. Bank, as the trustee and as the collateral administrator, Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as the backup servicer, and Wilmington Trust Company, as the owner trustee, have entered into a Sale and Servicing Agreement dated as of July 7, 2006 (the “Sale and Servicing Agreement”);

WHEREAS, pursuant to the terms of the Indenture dated as of July 7, 2006, (the “Indenture”) by and between the Issuer, and U.S. Bank, as trustee (in such capacity, the “Trustee”), the Issuer has pledged certain Loans, Permitted Investments and certain other Indenture Collateral (the “Collateral”) as security for the Notes;

WHEREAS, the Issuer wishes to engage U.S. Bank to act as Collateral Administrator, and thereby to engage it to perform certain administrative duties with respect to the Collateral pursuant to the terms of this Agreement; and

WHEREAS, U.S. Bank is prepared to perform as Collateral Administrator certain specified obligations of the Issuer, or the Servicer on its behalf, under the Sale and Servicing Agreement (and certain other services) as specified herein, upon and subject to the terms of this Agreement (but without assuming the obligations and liabilities of the Issuer or the Servicer under the Sale and Servicing Agreement).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Sale and Servicing Agreement or the Indenture.

2.                                       Powers and Duties of Collateral Administrator.

(a)                                  U.S. Bank shall act as Collateral Administrator pursuant to the terms of this Agreement, until U.S. Bank’s resignation or removal as Collateral Administrator pursuant to Section 7. In such capacity, the Collateral Administrator shall assist the Issuer and the Servicer in connection with monitoring the Collateral solely by maintaining a database of certain characteristics of the Loans and Permitted Investments on an ongoing basis, and in providing to the Issuer and the Servicer certain reports, schedules and calculations, all as more particularly described in Section 2(b) (in each case in such form and content, and in such greater detail, as may be mutually agreed upon by the parties hereto from time to time and as may be required by the Sale and Servicing Agreement), based upon information and data received from the Issuer and/or the Servicer, which reports, schedules and calculations the Issuer or the Servicer, on its behalf, is required to prepare and deliver (or which are necessary to be performed in order that certain reports, schedules and calculations can be performed as required) under Article IX of the Sale and Servicing Agreement. U.S. Bank’s duties and authority to act as Collateral Administrator hereunder are limited to the duties and authority specifically set forth in this Agreement. By entering into, or performing its duties under, this Agreement, the Collateral Administrator shall not be deemed to assume any obligations or liabilities of the Issuer or of the Servicer under the Sale and Servicing Agreement, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of the Issuer, or the Trustee under or pursuant to the Indenture or of the Issuer or the Servicer under or pursuant to the Sale and Servicing Agreement.

(b)                                 The Collateral Administrator shall perform the following general functions from time to time:

(i)                                     Within 30 days after the Closing Date, create a collateral database with respect to the Collateral that is part of the trust estate granted to the Trustee from time to time, as provided in this Agreement (the “Collateral Database”);

(ii)                                  Update the Collateral Database on a periodic basis for changes, including for ratings changes; and to reflect the sale or other disposition of the Loans included in the Collateral and the addition to the trust estate of additional Collateral from time to time, in each case based upon, and to the extent of, information furnished to the Collateral Administrator by the Issuer or the Servicer as may be reasonably required by the Collateral Administrator from time to time;

(iii)                               Track the receipt and daily allocation to the Transaction Accounts of Interest Collections and Principal Collections and any withdrawals therefrom and, on each

Business Day, provide to the Servicer daily reports reflecting such actions to the Transaction Accounts as of the close of business on the preceding Business Day;

(iv)                              Prepare, on behalf of the Issuer, and arrange for delivery in accordance with the Sale and Servicing Agreement within the time frames stated therein, the Quarterly Report pursuant to the terms of Section 9.01 of the Sale and Servicing Agreement, on the basis of the information contained in the Collateral Database as of the applicable Determination Date and such other information as may be provided by the Servicer;

(v)                                 Reasonably cooperate with the Independent Accountants appointed by the Issuer in the preparation by such accountants of the reports required under Sections 9.04 of the Sale and Servicing Agreement;

(vi)                              Reasonably cooperate with the Issuer and the Servicer in providing the Rating Agencies with such information as is contained in the Collateral Database, or routinely maintained by it in performing its Trustee function, and required to be delivered under Section 9.03 of the Sale and Servicing Agreement and such additional information as may be reasonably requested by the Rating Agencies and that can be provided without unreasonable burden or expense; and

(vii)                           Provide other such information with respect to the Collateral granted to the Trustee and not released from the trust estate as may be routinely maintained by the Collateral Administrator in performing its ordinary Trustee function pursuant to the Indenture (so long as the Collateral Administrator shall also serve as Trustee under the Indenture or the Sale and Servicing Agreement), or as may be required by the Indenture or the Sale and Servicing Agreement, as the Issuer or the Servicer may reasonably request from time to time.

(c)                                  After the Effective Date, upon the written request of the Servicer on any Business Day and within three hours after the Collateral Administrator’s receipt of such request (provided such request is received by 1:00 pm (New York time) on such date (otherwise such request will be deemed made on the next succeeding Business Day), the Collateral Administrator shall perform the following functions: (A) as of the date the Servicer commits on behalf of the Issuer to purchase Additional Loans or Substitute Loans to be included in the Collateral and (B) as of the date of such request, for the purpose of evaluating the inclusion of proposed Substitute Loans or Additional Loans, perform a pro forma calculation of the tests and other requirements constituting the Portfolio Criteria set forth in Section 2.06(c)(ii) of the Sale and Servicing Agreement, in the case of Additional Loans, Section 11.01(g)(iii) of the Sale and Servicing Agreement, in the case of Substitute Loans, in each case, based upon information contained in the Collateral Database and information furnished by the Issuer or the Servicer as to the proposed Substitute Loans or Additional Loans, compare the results thereof against the applicable requirements set forth in said Sections 2.06(c)(ii) and 11.01(g)(iii) and report the results thereof to the Servicer in a mutually agreed format.

(d)                                 The Servicer shall cooperate with the Collateral Administrator in connection with the preparation by the Collateral Administrator of the Quarterly Reports. Without limiting the generality of the foregoing, the Servicer shall supply in a timely fashion any information maintained by it that the Collateral Administrator may from time to time request with respect to the Collateral and reasonably need to complete the reports and certificates required to be prepared by the Collateral Administrator hereunder or required to permit the Collateral Administrator to perform its obligations hereunder, including without limitation, the Fair Market Value or Market Value of a Loan to the extent required by the Sale and Servicing Agreement and any other information that may be reasonably required under the Sale and Servicing Agreement with respect to the Collateral, including, without limitation, a Charged-Off Loan (including notifying the Collateral Administrator promptly upon a Loan becoming a Charged-Off Loan), Delinquent Loan, Swapped Floating Rate Loan and related Asset Specific Swap, Permitted PIK Loan, Credit Impaired Loan and Current Pay Loan. The Servicer shall review and verify the contents of the aforesaid reports, instructions, statements and certificates and shall send such reports, instructions, statements and certificates to the Issuer for execution.

(e)                                  If, in performing its duties under this Agreement, the Collateral Administrator is required to decide between alternative courses of action, the Collateral Administrator may request written instructions from the Servicer, acting on behalf of the Issuer, as to the course of action desired by it. If the Collateral Administrator does not receive such instructions within two Business Days after it has requested them, the Collateral Administrator may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Administrator shall act in accordance with instructions received after such two-day period except to the extent it has already taken, or committed itself to take action inconsistent with such instructions. The Collateral Administrator shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(f)                                    Nothing herein shall prevent the Collateral Administrator or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any Person.

3.                                       Compensation. The Issuer agrees to pay, and the Collateral Administrator shall be entitled to receive compensation for, and reimbursement for expenses in connection with, the Collateral Administrator’s performance of the duties called for herein; provided that such amounts will be payable solely from and pursuant to Section 7.05 of the Sale and Servicing Agreement.

4.                                       Limitation of Responsibility of the Collateral Administrator; Indemnification.

(a)                                  The Collateral Administrator will have no responsibility under this Agreement other than to render the services expressly called for hereunder in good faith and without willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The Collateral Administrator shall incur no liability to anyone in acting upon any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Collateral Administrator may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or, upon notice to the Servicer, by or through agents or attorneys, and the Collateral Administrator shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed hereunder with due care by it. Neither the Collateral Administrator nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Servicer, the Issuer or any other Person, except by reason of acts or omissions by the Collateral Administrator constituting bad faith, willful misfeasance, gross negligence or reckless disregard of the Collateral Administrator’s duties hereunder. The Collateral Administrator shall in no event have any liability for the actions or omissions of the Issuer, the Servicer or any other Person, and shall have no liability for any inaccuracy or error in any duty performed or information or report provided by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Issuer, the Servicer or another Person (other than the Trustee, if the same entity shall be serving as Trustee and Collateral Administrator hereunder) except to the extent that such inaccuracies or errors are caused by the Collateral Administrator’s own bad faith, willful misfeasance, gross negligence or reckless disregard of its duties hereunder. The Collateral Administrator shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Issuer, the Servicer or another Person (other than the Trustee, if the same entity shall be serving as Trustee and Collateral Administrator hereunder) in furnishing necessary, timely and accurate information to the Collateral Administrator. The duties and obligations of the Collateral Administrator and its employees or agents shall be determined solely by the express provisions of this Agreement and they shall not be under any obligation or duty except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants shall be read into this Agreement against them. The Collateral Administrator may consult with counsel and shall be protected in any action reasonably taken in good faith in accordance with the advice of such counsel.

(b)                                 The Collateral Administrator may rely conclusively on any notice, certificate or other document (including, without limitation, telecopier or other electronically transmitted instructions, documents or information) furnished to it hereunder and reasonably believed by it in good faith to be genuine. The Collateral Administrator shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. The Collateral Administrator shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Administrator shall examine the same to determine whether it conforms on its face to the requirements hereof. The Collateral Administrator shall not be deemed to have knowledge or notice of any matter unless actually known to a Responsible Officer working in its Corporate Trust Services Division/CDO Department (or successor group). Under no circumstances shall the Collateral Administrator be liable for indirect, punitive, special or consequential damages under or pursuant to this Agreement, its duties or obligations hereunder or arising out of or relating to the subject matter hereof. It is expressly acknowledged by the Issuer and the Servicer that application and performance by the Collateral Administrator of its various duties hereunder (including recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data and information provided to it by the Servicer (and/or the Issuer) with respect to the Collateral, and the Collateral Administrator shall have no responsibility for the accuracy of any such information or data provided to it by such persons. Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Administrator to verify, investigate or audit any such information or data (except to the extent any such information provided is patently incorrect or inconsistent with any proximally received information or instruction, in which case the Collateral Administrator shall investigate any such information), or to determine or monitor on an independent basis whether any issuer of or Obligor under the Collateral is in default or in compliance with the underlying documents governing or securing such securities, from time to time, the role of the Collateral Administrator hereunder being solely to perform certain mathematical computations and data comparisons as provided herein. For purposes of monitoring changes in ratings, the Collateral Administrator shall be entitled to use and rely (in good faith) exclusively upon a single reputable electronic financial information reporting services (which for ratings by S&P shall be www.standardandpoors.com or www.ratingsdirect.com) and shall have no liability for any inaccuracies in the information reported by, of other errors or omissions of, any such service.

(c)                                  The Issuer shall, and hereby agrees to, reimburse, indemnify and hold harmless the Collateral Administrator and its affiliates, directors, officers, shareholders, agents and employees for and from any and all losses, damages, liabilities, demands, charges, costs, expenses (including the reasonable fees and expenses of counsel and other experts) and claims of any nature in respect of, or arising from any acts or omissions performed or omitted by the Collateral Administrator, its affiliates, directors, officers, shareholders, agents or employees pursuant to or in connection with the terms of this Agreement, or in the performance or observance of its duties or obligations under this Agreement; provided the same are in good faith and without willful misfeasance and/or gross negligence on the part of the Collateral Administrator or without reckless disregard of its duties hereunder provided that such amounts will be payable solely from and pursuant to Section 7.05 of the Sale and Servicing Agreement.

(d)                                 The Servicer shall, and hereby agrees to, reimburse, indemnify and hold harmless the Collateral Administrator and its affiliates, directors, officers, shareholders, agents and employees with respect to all expenses, losses, damages, liabilities, demands, charges, costs, expenses (including the reasonable fees and expenses of counsel) and claims of any nature in respect of, or arising out of any acts or omissions performed or omitted by the Servicer, its affiliates, directors, officers, shareholders, agents or employees hereunder in bad faith or with willful misfeasance, gross negligence or reckless disregard of its duties hereunder.

(e)                                  Without limiting the generality of any terms of this Section 4, the Collateral Administrator shall have no liability for any failure, inability or unwillingness on the part of the Servicer or Issuer (or Trustee, if not the same Person as the Collateral Administrator) to provide accurate and complete information on a timely basis to the Collateral Administrator, or otherwise on the part of any such party to comply with the terms of this Agreement, the Indenture, or the Sale and Servicing Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Administrator’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

Nothing herein shall obligate the Collateral Administrator to determine independently the characteristics of any Collateral, including whether any item of Collateral is a Margin Stock, a Current Pay Loan, a Charged-Off Loan, a Delinquent Loan, a Permitted PIK Loan, or a Credit Impaired Loan, it being understood that any such determination shall be based exclusively upon notification the Collateral Administrator may receive from the Servicer or from (or in its capacity as) the Trustee (based upon notices received by the Trustee from the Obligor, or trustee or agent bank under an Underlying Loan Agreement, or similar source).

5.                                       No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Issuer, the Collateral Administrator and the Servicer members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

6.                                       Term. This Agreement shall continue in effect so long as the Indenture remains in effect with respect to the Notes, unless this Agreement has been previously terminated in accordance with Section 7.

7.                                       Termination.

(a)                                  This Agreement may be terminated without cause by any party hereto upon not less than 90 days’ written notice to the other parties.

(b)                                 If at any time prior to the payment in full of the obligations under the Notes the Collateral Administrator shall resign or be removed as Trustee under the Indenture, such resignation or removal shall be deemed a resignation or removal of the Collateral Administrator hereunder.

(c)                                  At the option of the Issuer, this Agreement may be terminated upon ten days’ written notice of termination from the Issuer to the Collateral Administrator if any of the following events shall occur:

(i)                                     The Collateral Administrator shall (i) willfully or with reckless regard default in the performance of any of its duties under this Agreement or (ii) breach any material provision of this Agreement and shall not cure such default or breach within 30 days (or, if such default or breach cannot be cured in such time, the Collateral Administrator shall not have given within 30 days such assurance of cure as shall be reasonably satisfactory to the Issuer);

(ii)                                  A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Collateral Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Collateral Administrator or for any substantial part of its property, or order the winding up or liquidation of its affairs; or

(iii) The Collateral Administrator shall (A) commence a voluntary case under applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Collateral Administrator or for any substantial part of its property, or make any general assignment for the benefit of creditors; (B) fail generally to pay its debts as they become due; or (C) permit or suffer all or substantially all of its properties or assets to be sequestered or attached by a court order, which order remains undismissed for 60 days.

If any of the events specified in clauses (ii) or (iii) of this Section 7 shall occur, the Collateral Administrator shall give written notice thereof to the Servicer and the Issuer within one Business Day after the happening of such event.

(d)                                 Except when the Collateral Administrator shall be removed pursuant to subsection (b) of this Section 7 or shall resign pursuant to Section 7, no removal or resignation of the Collateral Administrator shall be effective until the date as of which a successor Collateral Administrator reasonably acceptable to the Issuer shall have agreed in writing to assume all of the Collateral Administrator’s duties and obligations pursuant to this Agreement and shall have executed and delivered an agreement in form and content reasonably satisfactory to the Issuer, the Servicer and the Trustee.

(e)                                  Notwithstanding the foregoing, the Collateral Administrator may resign its duties hereunder without any requirement that a successor Collateral Administrator be obligated hereunder and without any liability for further performance of any duties hereunder (i) immediately upon the termination (whether by resignation or removal) of U.S. Bank as Trustee under the Indenture, (ii) with at least 30 days, prior written notice to the Servicer and the Issuer, upon any reasonable determination by U.S. Bank that the taking of any action, or performance of any duty, on its part as Collateral Administrator pursuant to the terms of this Agreement would be in conflict with or in violation of its duties or obligations as Trustee under the Indenture, or (C) upon at least 60 days’ prior written notice of termination to the Servicer and the Issuer upon the occurrence of any of the following events and the failure to cure such event within such 60 day notice period: (i) failure of the Issuer to pay any of the amounts specified in Section 3 within 60 days after such amount is due pursuant to Section 3 (to the extent not already paid to U.S. Bank pursuant to Section 6.07 of the Indenture) or (B) failure of the Issuer to provide any indemnity payment to U.S. Bank pursuant to the terms of this Agreement, as the case may be, within 60 days of the receipt by the Issuer of a written request for such payment or reimbursement (to the extent not already paid to U.S. Bank pursuant to Section 6.07 of the Indenture).

(f)                                    The Collateral Administrator shall provide notice of any such termination to the Rating Agencies.

8.                                       Representations and Warranties.

(a)                                  The Servicer hereby represents and warrants to U.S. Bank and the Issuer as follows:

(i)                                     The Servicer is a Maryland corporation and has the full corporate power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder. No consent of any other person including, without limitation, stockholder and creditors of the Servicer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required by the Servicer in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Servicer and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii)                                  The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Servicer, or any order, judgment, award or decree of any court, arbitrator or Governmental Authority binding on the Servicer, or the governing instruments of, or any securities or equity interests issued by, the Servicer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Servicer is a party or by which the Servicer or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Servicer and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(b)                                 The Issuer hereby represents and warrants to the Collateral Administrator and the Servicer as follows:

(i)                                     The Issuer is a statutory trust duly created and validly existing and in good standing under the laws of the State of Delaware and has the full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder. No consent of any other person including, without limitation, creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, tiling or declaration with, any Governmental Authority is required by the Issuer in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Issuer and (B) to general equitable principles (whether unenforceability of such principles is considered in a proceeding at law or in equity).

(ii)                                  The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or Governmental Authority binding on the Issuer, or the governing instruments of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(c)                                  The Collateral Administrator hereby represents and warrants to the Servicer and the Issuer as follows:

(i)                                     The Collateral Administrator is a national banking association duly organized, validly existing and in good standing under the laws of The United States of America and has full corporate power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, stockholders and creditors of the Collateral Administrator, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required by the Collateral Administrator in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes the legal, valid and binding obligations of the Collateral Administrator enforceable against the Collateral Administrator in accordance with their terms subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Administrator and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii)                                  The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Collateral Administrator, or any order, judgment, award or decree of any court, arbitrator or Governmental Authority binding on the Collateral Administrator, or the Amended and Restated Articles of Association or Amended and Restated Bylaws of the Collateral Administrator or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Administrator is a party or by which the Collateral Administrator or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Administrator and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contact or other agreement, instrument or undertaking.

9.                                       Amendments; Instrument Under Seal. This Agreement may not be amended, changed, modified or terminated (except as otherwise expressly provided herein) except (i) by the Servicer, the Issuer and the Collateral Administrator in writing and (ii) with prior written notice to the Rating Agencies. This Agreement is intended to take effect as an instrument under seal.

10.                                 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN CONFORMITY WITH THE LAWS OF THE STATE OF NEW YORK WITH RESPECT TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN (WITHOUT REGARD TO ITS CHOICE OF LAW RULES).

11.                                 Notices. All notices, requests, directions and other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given when received.

If to the Collateral Administrator, to:

U.S. Bank National Association
Corporate Trust Services/CDO Department
One Federal Street, Third Floor
Boston, Massachusetts 02110
Ref:  ARCC Commercial Loan Trust 2006
Facsimile No.:  (508) 258-6020

If to the Servicer, to:

Ares Capital Corporation
280 Park Avenue, 22nd Floor, Building East
New York, New York 10017
Attention: Michael J. Arougheti
Facsimile No.: (212) 750-1777

with a copy to:

Ares Capital Management LLC
1999 Avenue of the Stars, Suite 1900
Los Angeles, California 90067
Attention: Daniel F. Nguyen
Facsimile No.: (312) 201-4189

If to the Issuer, to:

ARCC Commercial Loan Trust 2006
c/o Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19801
Attention: Ian P. Monigle
Facsimile No.: (302) 636-4140

with a copy to:

the Servicer

12.                                 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the Servicer, the Issuer and the Collateral Administrator, provided however, that the Collateral Administrator may not assign (by operation of law or otherwise) its rights and obligations hereunder without the prior written consent of the Servicer and the Issuer, and prior notice to the Rating Agencies, except that U.S. Bank as Collateral Administrator may delegate to, employ as agent, or otherwise cause any duty or obligation hereunder to be performed by, any direct or indirect wholly owned subsidiary of U.S. Bank National Association or its successors without the prior written consent of the Servicer and the Issuer (provided that in such event U.S. Bank as Collateral Administrator shall remain responsible for the performance of its duties as Collateral Administrator hereunder).

13.                                 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

14.                                 Conflict with the Sale and Servicing Agreement. If this Agreement shall require that any action be taken with respect to any matter and the Sale and Servicing Agreement shall require that a different action be taken with respect to such matter, and such actions shall be mutually exclusive, or if this Agreement should otherwise conflict with the Sale and Servicing Agreement, the provisions of the Sale and Servicing Agreement in respect thereof shall control.

15.                                 Subordination. The Collateral Administrator agrees that the payment of all amounts to which it is entitled pursuant to under this Agreement shall be subordinated to the extent set forth in, and the Collateral Administrator agrees to be bound by the provisions of, the Indenture (as if it were a party to the Indenture, in the case of any successor Collateral Administrator that is not also serving as Trustee under the Indenture). The obligations of the Issuer hereunder are limited recourse obligations of the Issuer payable solely from the Collateral (except as otherwise provided in the fee letter between the Collateral Administrator and the Issuer) and following realization of the Collateral, application of the proceeds thereof in accordance with the Sale and Servicing Agreement and their reduction of the Outstanding Loan Balance to zero, any obligations of, or claims against the Issuer for any shortfall after such realization shall be extinguished and shall not thereafter revive. The Collateral Administrator further agrees that it will not have any recourse against the Issuer or its employees and agents for any such amounts. The Collateral Administrator consents to the assignment of this Agreement as provided in the granting clause of the Indenture.

16.                                 Survival. Notwithstanding any term herein to the contrary, all indemnifications set forth or provided for in this Agreement, together with Sections 15 and 17 shall survive the terminations of this Agreement.

17.                                 No Petition in Bankruptcy. The Collateral Administrator agrees not to file or join in the filing of an involuntary petition in bankruptcy in any jurisdiction against the Issuer for the nonpayment of the Collateral Administrator’s fees or other amounts payable by the Issuer under this Agreement until the payment in full of all Notes issued under the Indenture and the expiration of a period equal to the applicable preference period under the Bankruptcy Code plus one day following said payment. In no circumstances will the Collateral Administrator seek to bring any action against any employee, agent or affiliate of the Issuer for any amounts owing hereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Collateral Administration Agreement to be executed effective as of the day first above written.

ARCC COMMERCIAL LOAN TRUST 2006, as Issuer

By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer

By:		/s/ Robert J. Perkins
	Name:	Robert J. Perkins
	Title:	Financial Services Officer

ARES CAPITAL CORPORATION, as Servicer

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Administrator

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Administration Agreement to be executed effective as of the day first above written.

ARCC COMMERCIAL LOAN TRUST 2006, as Issuer

By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer

By:
Name:
Title:

ARES CAPITAL CORPORATION, as Servicer

By:	/s/ Michael Arougheti
	Name:	Michael Arougheti
	Title:	President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Administrator

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Administration Agreement to be executed effective as of the day first above written.

ARCC COMMERCIAL LOAN TRUST 2006, as Issuer

By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer

By:
Name:
Title:

ARES CAPITAL CORPORATION, as Servicer

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Administrator

By:		/s/ Joel D. Cough
	Name:	Joel D. Cough
	Title:	Assistant Vice President